Exhibit 23.2

BDO	BDO Hernández Marrón y Cía, S.C Contadores Públicos y Consultores de Empresas	Av. Ejécito Nacional 904 Piso 7 Los Morales Polanco 11510 México, D.F. Tel. (52-55) 5901-3900 Fax. (52-55) 5901-3925 www.bdo-mexico.com

Consent of Independent Registered Public Accounting Firm

CapSource Financial, Inc.

2305 Canyon Boulevard, Suite 103

Boulder, Colorado 80302

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 17, 2006, relating to the consolidated financial statements of CapSource Financial, Inc. which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Hernández Marrón y Cía, S.C.

Mexico, D.F.

January 12, 2007

BDO International es una rec mundial de firmas de contadores públicos, llamadas Firmas Miembro de BDO que sirven a clientes internacionales.	Cada Firma Miembro es una entidad legal independiente constituída en su repectiva país.	La red es coordinada por BDO Global Coordination B.V., Incorporada en Holanda con oficina en Bruselas, Bélgica donde se localiza la Oficina de Coordinación Global